Exhibit 23.1


Consent of Independent Auditors



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100166, No. 33-15784, No.2-71584, No. 2-75314,
No. 33-26002,  No.  33-42973,  No. 33-42982,  No.  33-42975,  No. 33-55362,  No.
33-88662,  No.  333-03003,  No.333-22939,  No.  333-22941,  No.  333-26681,  No.
333-32537,  No. 333-45271,  No. 333-60887,  No.  333-60883,  No. 333-68423,  No.
333-68415,  No. 333-85121,  No. 333-85123,  No.  333-46598,  No. 333-49766,  No.
333-49828,  No.  333-60864,  No.  333-60866,  and  No.  333-75944)  and  in  the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-52393) of KLA-Tencor Corporation of our report dated July 22, 2003 relating to the financial statements and the financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
September 12, 2003